UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported):  June 24, 2004

                           PURE CYCLE CORPORATION
         (Exact name of registrant as specified in its charter)




DELAWARE                    0-8814                     84-0705083
(State or other      (Commission File Number)         (I.R.S. Employer
jurisdiction of                                        Identification
incorporation or                                       Number)
organization)



   8451 Delaware Street,                          80260
       Thornton, CO                             (Zip Code)
  (Address of principal
   executive offices)





Registrant's telephone number, including area code: (303) 292-3456


                                 No Change
     (Former name or former address, if changed since last report)





Item 5.  Other Events and Regulation FD Disclosure

       Pure Cycle Corporation announced the closing on June 24, 2004 of its previously announced public offering of 3,205,367 shares of common stock at a price of $9.00 per share. 700,000 of the shares were sold by Pure Cycle and the remainder were sold by certain selling stockholders. The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits.

Exhibit  No.      Description
99.1              Press Release dated June 24, 2004.



SIGNATURE
       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 24, 2004

Pure Cycle Corporation


By:
Mark W. Harding
President


                              EXHIBIT INDEX

Exhibit   No.            Description
99.1                     Press Release dated June 24, 2004.



                                                    Exhibit 99.1

Pure Cycle Announces Closing of 3,205,367 Share Common Stock Offering

DENVER, June 24, 2004 - Pure Cycle Corporation (Nasdaq SmallCap:
PCYO) announced today the closing on June 24, 2004 of its previously announced public offering of 3,205,367 shares of common stock at a price of $9.00 per share. 700,000 of the shares were sold by Pure Cycle and the remainder were sold by certain selling
stockholders.   The offering generated approximately $5,668,000 in
net proceeds for Pure Cycle, after the underwriting discount and estimated expenses. The offering was underwritten by Flagstone Securities. Pure Cycle has granted the underwriter an option to purchase an additional 480,805 shares to cover any over-allotments through July 21, 2004.

Additionally the Company is pleased to announce that, as of June
22, 2004, its common stock is trading on the NASDAQ SmallCap under the symbol "PCYO."

About Pure Cycle

We have exclusive access to approximately 29,000 acre feet per year of water from, and the exclusive right to provide water and wastewater services to, the approximately 24,000 acres of primarily undeveloped land known as the Lowry Range. The Lowry Range is located in Arapahoe County approximately 15 miles southeast of downtown Denver and 12 miles south of the Denver International Airport. Of the approximately 29,000 acre feet of water to which we have access, 17,500 acre feet are available to us for use on the Lowry Range. We own the remaining 11,650 acre feet and can "export" it from the Lowry Range to supply water to nearby communities and developers in need of additional water supplies.
We acquired these rights and the "export water" in 1996 when we entered into an 85-year agreement with the State of Colorado Board of Land Commissioners, which owns the Lowry Range, and with the Rangeview Metropolitan District, a quasi-municipal political subdivision formed for the sole purpose of providing water and wastewater services to the Lowry Range.

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. The words "anticipate", "believe", "estimate", "expect", "plan", "intend" and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. We cannot assure you that any of our expectations will be realized. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, without limitation, the timing of development of the areas where we are selling our water, the market price of water, changes in applicable statutory and regulatory requirements, uncertainties in the estimation of water availability under decrees, costs for delivery of water, uncertainties in the estimation of revenues and costs of construction projects, the strength and financial resources of our competitors, our ability to find and retain skilled personnel, climatic conditions, labor relations, availability and cost of materials and equipment, delays in anticipated permit and construction dates, environmental risks, the results of financing efforts and the ability to meet capital requirements, and general economic conditions.

For additional information, please contact Mark Harding, President, Pure Cycle Corporation at (303) 292-3456 or write to Pure Cycle
Corporation, 8451 Delaware Street, Thornton, CO  80260.


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